Exhibit 10.2

FLATBUSH FEDERAL SAVINGS & LOAN
ASSOCIATION

AMENDED AND RESTATED
DIRECTOR RETIREMENT PLAN

Brooklyn, New York

Amendment and Restatement Effective
March 1, 2006

AMENDED AND RESTATED

DIRECTOR RETIREMENT PLAN

This Amended and Restated Director Retirement Plan (the “Plan”) amends and restates the Flatbush Federal Savings & Loan of Brooklyn Directors Retirement Plan, which was effective June 1, 1999 (the “Directors Retirement Plan”).  This Plan formalizes the understanding by and between Flatbush Federal Savings & Loan Association (the “Association”), a federally chartered stock savings association, and its non-employee directors, hereinafter referred to as “Director(s),” who shall be eligible to participate in this Plan by execution of a Director Retirement Plan Joinder Agreement (“Joinder Agreement”) in a form provided by the Association.  The Association has herein restated the Plan with the intention that the Plan shall at all times satisfy Section 409A of the Code (as defined herein) and the regulations thereunder.  The provisions of the Plan shall be construed to effectuate such intentions.

W I T N E S S E T H :

WHEREAS, the Directors serve the Association as members of the Board of Directors (“Board”); and

WHEREAS, the Association previously established the Directors Retirement Plan to recognize the Directors who have provided long and faithful service to the Association, to ensure the continued service on the Board by such Directors until retirement age, and to recruit and retain highly qualified individuals as Directors in the future; and

WHEREAS, the Association and the Directors intend this Plan to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Directors; and

WHEREAS, Section 409A of the Code (as defined herein) requires that certain types of deferred compensation arrangements comply with its terms or be subject to current taxes and penalties; and

WHEREAS, Code Section 409A and the final regulations issued thereunder in April of 2007 necessitate further changes to the Directors Retirement Plan; and

WHEREAS, the Association hereby amends and restates the Director Retirement Plan in order to comply with Code Section 409A.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Association and the Directors agree as follows:

SECTION I

DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1	“Act” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.2	“Administrator” means the Association.

1.3	“Annual Fees” means the sum of fees paid to a Director for attendance at regularly scheduled Board of Directors meetings for the calendar year in which a Director’s Benefit Age occurs.

1.4	“Annual Retainer” means the annual retainer paid to a Director.

1.5	“Association” means Flatbush Federal Savings & Loan Association and any successor thereto.

1.6
“Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in the Director’s Joinder Agreement to whom the deceased Director’s benefits are payable.  If no Beneficiary is so designated, then the Director’s Spouse, if living, will be deemed the Beneficiary.  If the Director’s Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis.  If there are no living Children, then the Estate will be deemed the Beneficiary.

1.7	“Benefit Age” shall mean the later of age 65 or the Director’s age on the date the Director completes five (5) years of Service on the Board, provided, however, that if a

Director’s years of Service include years that the Director is an employee-Director, the Director must first complete eighteen (18) months of Service as a non-employee Director in order to attain his or her Benefit Age.

1.8
“Benefit Eligibility Date” shall be the date on which a Director is entitled to receive a benefit under the Plan.  A Director’s “Benefit Eligibility Date” shall occur on the 1st day of the calendar month coincident with or next  following (i) the month in which the Director retires following attainment of his Benefit Age; (ii) the month in which a Disability determination is made; (iii) the month in which the Director dies; or (iv) the month in which the Director’s Service is terminated (either voluntarily or involuntarily) following a Change in Control.

1.9	“Board” means the Board of Directors of the Association.

1.10
“Cause” means personal dishonesty, incompetence, willful misconduct, will malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and desist order, material breach of any provision of the Plan, or gross negligence in matters of material importance to the Association.

1.11
“Change in Control” shall mean (i) a change in ownership of the Association under paragraph (a) below, or (ii) a change in effective control of the Association under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Association under paragraph (c) below:

(a)
Change in the ownership of the Association.  A change in the ownership of the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(5)(v)(B) or subsequent guidance), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

(b)
Change in the effective control of the Association.  A change in the effective control of the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(5)(vi)(D) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Association is another corporation.

(c)
Change in the ownership of a substantial portion of the Association’s assets.  A change in the ownership of a substantial portion of the Association’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Final Treasury Regulation Section 1.409A-3(i)(5)(vii)(C) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Association, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

(d)
Notwithstanding anything herein to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of Flatbush Federal Bancorp, Inc.’s mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

(e)	Each of the sub-paragraphs (a) through (c) above shall be construed to be consistent with the requirements of Final Treasury Regulation Section 1.409A

3(i)(5) or subsequent guidance, except to the extent that such proposed regulations are superseded by subsequent guidance.

1.12
“Children” means the Director’s children, or the issue of any deceased Children, then living at the time payments are due the Children under this Plan.  The term “Children” shall include both natural and adopted Children.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

1.14
“Disability” means any case in which a Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees or non-employee directors of the Association; or (iii) is determined to be disabled by the Social Security Administration.

1.15
“Disability Benefit” means the monthly benefit payable to the Director following a determination of the Director’s Disability, provided the Director has completed five (5) years of Service at such time.  The Disability Benefit shall be equal to the Retirement Benefit as set forth in Section 1.19, based on the Director’s Annual Fee at the date of the Director’s cessation of Service due to the Disability.

1.16	“Estate” means the estate of the Director.

1.17
“Payout Period” means the time frame during which certain benefits payable hereunder shall be distributed.  Payments shall be made in equal monthly installments for a period of sixty (60) consecutive months commencing on the Benefit Eligibility Date.

1.18	“Plan Year” shall mean the calendar year.

1.19
“Retirement Benefit” means an annual amount payable to the Director who retires from or otherwise terminates service with the Board (other than for Cause).  The Retirement Benefit shall be equal to sixty percent (60%) of the Director’s Annual Fees in the Director’s last year of Service on the Board plus sixty percent (60%) of the Director’s Annual Retainer paid with respect to the Director’s last year of Service on the Board.  Each monthly payment during the Payout Period will equal one-twelfth (1/12) of the Retirement Benefit.

1.20
“Separation from Service” or “Separated from Service” shall mean, consistent with Code Section 409A(2)(a)(i), the Director’s death, retirement, or termination of service from the Board following a failure to be reappointed or reelected to the Board.  For these purposes, a Director shall not be deemed to have a Separation from Service until the Director no longer serves on the Board of the Association, the Association’s holding company, or any member of a controlled group of corporations with the Association or holding company within the meaning of Treasury Regulation §1.409A-1(a)(3).

1.21	“Service” means all years of service as a Director of the Association and all predecessor (or successor) entities of the Association. Years of service as a Director need not be continuous.

1.22	“Spouse” means the individual to whom the Director is legally married at the time of the Director’s death.

1.23
“Survivor’s Benefit” means an annual amount payable to the Beneficiary in monthly installments throughout the Payout Period, and subject to Subsection 3.2.  The Survivor’s Benefit shall be equal to the Retirement Benefit payable to the Director, based on the Director’s Annual Retainer Fee at the date of death.

SECTION II

ESTABLISHMENT OF RABBI TRUST

The Association may establish a rabbi trust into which the Association may contribute assets which shall be held therein, subject to the claims of the Association’s creditors in the event of the Association’s “Insolvency” as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Directors and their Beneficiaries in such manner and at such times as specified in this Plan.  It is the intention of the Association to make contributions to the rabbi trust to provide the Association with a source of funds to assist it in meeting the liabilities of this Plan.  The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which may be established in conjunction with this Plan.  To the extent the language in this Plan is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Plan.  Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement.

SECTION III

BENEFITS

3.1
Retirement Benefit.  A Director who remains in the Service of the Board until attainment of his Benefit Age shall be entitled to the Retirement Benefit.  Such Retirement Benefit shall commence on the Benefit Eligibility Date, and shall be payable in monthly installments throughout the Payout Period.  In the event a Director dies after commencement of the Retirement Benefit payments but before completion of all such payments due and owing hereunder, the Association shall pay to the Director’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.2
Death During Service on the Board. If the Director dies while in the Service of the Association, the Director’s Beneficiary shall be entitled to the Survivor’s Benefit, provided the Director has completed five (5) years of Service at the time of death.  The Survivor’s Benefit shall commence on the Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period.  The Survivor’s Benefit shall be equal to the full Retirement Benefit, calculated as if the Director had survived and remained in the Service of the Association until reaching his Benefit Age.

3.3	Separation from Service Related to a Change in Control.

(a)	If a Change in Control occurs at the Association, and thereafter the Director Separates from Service with Board (either voluntarily or involuntarily), other than due to termination for Cause,  the Director shall be entitled to his full Retirement Benefit.  Such benefit shall commence on the Benefit Eligibility Date, and shall be payable in monthly installments throughout the Payout Period.  In the event that the Director dies at any time after commencement of the payments, but prior to completion of all such payments due and owing hereunder, the Association, or its successor, shall pay to the Director’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

(b)
If, after a Separation from Service, the Director dies prior to commencement of the Retirement Benefit hereunder, the Director’s Beneficiary shall be entitled to the Survivor’s Benefit which shall commence on the Benefit Eligibility Date.  The Survivor’s Benefit shall be payable in monthly installments over the Payout Period.

(c)
Notwithstanding anything to the contrary herein, the Director shall have the right within thirty (30) days of becoming a Plan participant to elect in his Joinder Agreement to receive the present value of his Retirement Benefit payable upon a Separation from Service within two (2) years following a Change in Control (determined using the applicable federal rate as set forth in Code Section 1274(d)), to be paid in a single cash lump sum distribution on the Director’s Benefit Eligibility Date.  If the Director has not made any election, his or her benefit will be payable in monthly installments pursuant to the terms of the Plan.

(d)
Notwithstanding anything in the Plan to the contrary, a Director who previously filed an election form with the Association may elect to change his or her form of payment to another permissible form of payment (e.g., from a lump sum to installments, or vice versa) by filing with the Association a Transition Year Election Form, attached hereto as Exhibit B, provided that such election is made by December 31, 2008.

3.5	Termination for Cause. If the Director is terminated for Cause, all benefits under this Plan shall be forfeited and this Plan shall become null and void as to the Director.

3.6	Disability Benefit.

(a)
Notwithstanding any other provision hereof, a Director who has not attained his Benefit Age shall be entitled to receive the Disability Benefit hereunder in any case in which it is determined that the Director has incurred a Disability, provided the Director has completed five (5) years of Service at such time.  If the Director’s Service is terminated pursuant to this paragraph, the Director’s Benefit Eligibility Date shall be the first day of the month following the month in which the Disability determination is made.  The Disability Benefit shall be payable in monthly installments over the Payout Period. In the event the Director dies while receiving payments pursuant to this Subsection, but prior to the completion of all payments due and owing hereunder, the Association shall pay to the Director’s Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

(b)
If the Director dies after it is determined that such Director has incurred a Disability but before the commencement of such payments, the Director’s Beneficiary shall be entitled to the Director’s Disability Benefit payable over the Payout Period.  Such benefit shall be payable to the Beneficiary in monthly installments over the Payout Period commencing on the Benefit Eligibility Date.

SECTION IV

BENEFICIARY DESIGNATION

The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries.  Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

SECTION V

DIRECTOR’S RIGHT TO ASSETS

The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Association.  The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Association those payments so specified under this Plan.  The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Association, including any insurance policies or contracts which the Association may possess or obtain to informally fund this Plan.  Any asset used or acquired by the Association in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Association.  Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Association.

SECTION VI

RESTRICTIONS UPON FUNDING

The Association shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan.  The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Association in the same manner as any other creditor having a general claim for matured and unpaid compensation.  The Association reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of such asset purchases.  Should the Association decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Association reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part.  At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Association.  If the Association elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Association by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION VII

ALIENABILITY AND ASSIGNMENT PROHIBITION

Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.  In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Association’s liabilities shall forthwith cease and terminate.

SECTION VIII

ACT PROVISIONS

8.1
Named Fiduciary and Administrator.  The Association, as Administrator, shall be the “Named Fiduciary” of this Plan, as defined under the Act.  As Administrator, the Association shall be responsible for the management, control and administration of the Plan as established herein.  The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2
Claims Procedure and Arbitration.  In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director’s death), and such claimant feels that he or she is entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused.  The Association and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim.  Such writing by the Association and its Board shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial.  Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate.  In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim.  This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules.  If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION IX

MISCELLANEOUS

9.1
No Effect on Director’s Rights.  Nothing contained herein will confer upon the Director the right to be retained in the Service of the Association nor limit the right of the Association to deal with the Director without regard to the existence of the Plan.

9.2
State Law.  The Plan is established under, and will be construed according to, the laws of the State of New York, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

9.3
Construction and Severability.  This Plan is adopted following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder.  If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner that is consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included.  In the event that any of the provisions of this Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be invalid or inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.  If required by Code Section 409A, a Director’s termination of Service on the Board shall be deemed to be defined in accordance with the definition of Separation from Service set forth thereunder.

9.4
Incapacity of Recipient.  In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

9.5
Unclaimed Benefit.  The Director shall keep the Association informed of his current address and the current address of his Beneficiaries.  The Association shall not be obligated to search for the whereabouts of any person.  If the location of the Director is not made known to the Association as of the date upon which any payment of any benefits may first be made, the Association shall delay payment of the Director’s benefit payment(s) until the location of the Director is made known to the Association; however, the Association shall only be obligated to hold such benefit payment(s) for the Director until the expiration of thirty-six (36) months.  Upon expiration of the thirty-six (36) month period, the Association may discharge its obligation by payment to the Director’s Beneficiary.  If the location of the Director’s Beneficiary is not made known to the Association by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Association may discharge its obligation by payment to the Director’s Estate.  If there is no Estate in existence at such time or if such fact cannot be determined by the Association, the Director and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Director and/or Beneficiary under this Plan.

9.6
Limitations on Liability.  Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Association, or as a member of the Board shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

9.7	Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

9.8
Effect on Other Corporate Benefit Plans.  Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any other corporate benefit available to Directors of the Association constituting a part of the Association’s existing or future compensation structure.

9.9
Inurement.  This Plan shall be binding upon and shall inure to the benefit of the Association, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

9.10	Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

9.11
ERISA and Code Disclaimer.  It is intended that the Plan be neither an “employee welfare benefit plan” nor an “employee pension benefit plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Further, it is intended that the Plan will not cause the interest of a Director under the Plan to be includable in the gross income of such Director prior to the actual receipt of a payment under the Plan for purposes of the Code.

9.12
Payment of Code Section 409A Taxes.  This Plan shall permit the acceleration of the time or schedule of a payment to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  Such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

9.13
Acceleration of Payments.  Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder.  Notwithstanding the foregoing, payments may be accelerated hereunder by the Association, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department.  Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Director to the Association; (vii) in satisfaction of certain bona fide disputes between the Director and the Association; or (viii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

SECTION X

AMENDMENT/REVOCATION

10.1
Amendment.  The Association reserves the right to amend this Plan at any time.  However, to the extent any such amendment would adversely impact the accrued benefits of any Director, the amendment shall require the written consent of such Director.

10.2
Termination.  No amendment or termination of the Plan shall directly or indirectly reduce the accrued portion of any account held hereunder as of the effective date of such amendment or termination (all benefits accrued under this Plan shall be fully vested and accrued at all times).  A termination of the Plan will not be a distributable event, except in three circumstances set forth below in this paragraph.  Under no circumstances may the Plan permit the acceleration of the time or form of any payment under the Plan prior to the payment events specified herein, except as provided in this Section 10.2(b).  The Association may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of the Director’s accrued benefits as if the Director had Separated from Service as of the date of the Plan termination and in accordance with Section 409A of the Code: (i) the Plan is irrevocably terminated within the 30 days preceding a Change in Control and (1) all arrangements sponsored by the Association that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2) are terminated, and (2) the Director and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date the Association irrevocably takes all necessary action to terminate the Plan and the other aggregated arrangements; (ii) the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Association and (1) all arrangements sponsored by the Association that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Director participated in such arrangements are terminated, (2) no payments are made within 12 months of the date the Association takes all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Association takes all necessary action to irrevocably terminate the arrangements, and (4) the Association does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if a Director participated in both arrangements, at any time within three years following the date the Association takes all necessary action to irrevocably terminate the Plan; or (iii) the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by a Director under the Plan are included in the Director’s gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

SECTION XI
EXECUTION

11.1
This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

11.2	This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Association has caused this Plan to be executed on the day and date first above written.

ATTEST:	FLATBUSH FEDERAL SAVINGS & LOAN
ASSOCIATION

/s/ Donna Buencamino	By:	/s/ Jesus R. Adia
	Its:	President

AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN
JOINDER AGREEMENT

I, ________________, and Flatbush Federal Savings & Loan Association hereby agree that I shall participate in the Amended and Restated Director Retirement Plan (“Plan”), which amended and restated Plan is effective as of March 1, 2006, by Flatbush Federal Savings & Loan Association, as such Plan may now exist or hereafter be modified; and do further agree to the terms and conditions thereof.  I understand that my receipt (or my Beneficiary’s receipt) of the Retirement Benefit (or Survivor’s Benefit) shall be subject to all provisions of the Plan.

In the event of my termination of service within two (2) years following a Change in Control, I elect to receive my Retirement Benefit in the form of:

_____  60 monthly payments

_____  a lump sum payment that is the present value of 60 monthly payments.

I hereby designate the following individuals as my “Beneficiary” and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time, and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan.  I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY:
Name:____________________________________  % of Benefit:_______________________
Name:____________________________________  % of Benefit:_______________________
Name:____________________________________  % of Benefit:_______________________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Director):
Name:____________________________________  % of Benefit:_______________________
Name:____________________________________  % of Benefit:_______________________
Name:____________________________________  % of Benefit:_______________________

I further understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Association.

This Joinder Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Association.

Dated this ____ day of _________, 20_____.

Director	Association’s Duly Authorized Officer

EXHIBIT B
FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION

AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

TRANSITION YEAR ELECTION FORM

Instructions:  If you are a participant in the Flatbush Federal Savings & Loan Association Amended and Restated Director Retirement Plan (the “Plan”), and you previously elected the form of payment of your benefit (e.g., lump sum, monthly installments) upon the occurrence your Separation from Service following a Change in Control, you have a limited period of time to use this Transition Year Election Form to elect to change your previous distribution option.  For example, if you previously elected to receive your Plan benefits in monthly installments upon your Separation from Service with the Association following a Change in Control, you may use this Transition Year Election Form to change your form of benefit to a lump sum distribution.

Due to IRS rules, individuals who participate in the Plan during 2008 must complete this form no later than December 31, 2008.  You may not use this form to change your distribution elections with respect to payments that are scheduled to be made to you in 2008,, or otherwise to cause payments to be made to you in 2008.

Print Name:

I am a participant in the Flatbush Federal Savings & Loan Association Amended and Restated Director Retirement Plan.  The Plan provides that benefits will be paid upon my Separation from Service (as defined in the Plan) within two years following a Change in Control.  I previously filed an election with the Association to receive my benefits in one form of payment, and I now wish to change my distribution options by completing this Transition Year Election Form.  I understand that I may not make an election to cause payments to be made in 2008, or to change the form of payment of benefits that are scheduled to begin in 2008.

Note:                      If you do not wish to change your form of payment under a previously filed Initial Deferral Election Form with Distribution Options (or other similar election form), then you do not need to complete this Transition Year Election Form.

In the event of a Change in Control and my Separation from Service in connection with or following the Change in Control, I elect to receive my Retirement Benefit in the form of:

_______       60 monthly payments

_______        a lump sum payment that is the present value of 60 monthly payments.

Dated this ____ day of _________, 20_____.

Director	Association’s Duly Authorized Officer